Exhibit 21

                     List of Subsidiaries of the Registrant

                        SOUTHWESTERN LIFE HOLDINGS, INC.
                        INSURANCE HOLDING COMPANY SYSTEM
                             As of December 31, 2000


SOUTHWESTERN LIFE HOLDINGS, INC. (Delaware)
         KB Management, L.L.C. (New York)
         Penn La Franco Corporation (BritishVirgin Islands)
         SW Houston Hotel, Ltd. (Delaware)
         ROP Financial Group, Inc. (Delaware)
                  ROP, Inc. (Delaware)
         Marketing One Financial Corporation (Delaware)
                  Premier One, Inc. (North Carolina)
                  Marketing One Investment Services Corporation (Texas) Marketing One of Alabama, Inc. (Alabama)
                  Tax Savers Agency, Inc. (Ohio)
         SWFC Nevada, Inc. (Delaware)
                  Southwestern Financial Services Corporation (Delaware)
                           BGFRTS, L.C. (Texas) *
                  Pacific Life and Accident Insurance Company (Texas)
                           Southwestern Life Insurance Company (Texas)
                                    ICH Funding Corp. (Delaware)
                                    The Network Agency, Inc. (Ohio) *
                                    GSSW, L.P. (Delaware) *
                                          GSSW-REO Ownership Corporation (Texas)
                                    Quail Creek Recreation, Inc. (Arizona)
                                    Saddlecreek Enterprises, L.L.C. (Texas)
                                          Quail Creek Homes, Inc. (Delaware)
                                          Alliance Resources, Inc. (Delaware)

* Ownership information on companies not 100% wholly owned by immediate parent:

1. BGFRTS, L.C. - 50% owned by Southwestern Financial Services Corporation and 50% owned by Southwestern Life Insurance Company.

2. The Network Agency, Inc. - 100% of the issued and outstanding Class A (voting) stock is owned by Rodney L. Meyers and 100% of the issued and outstanding Class B (non-voting) stock is owned by Southwestern Life Insurance Company.

3. GSSW, L.P. - 99% owned by Southwestern Life Insurance Company and 1% owned by BGFRTS, L.P.